SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Oracle Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	54-2185193
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

500 Oracle Parkway

Redwood City, California 94065

(Address of Principal Executive Offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
2.250% Notes due 2021	New York Stock Exchange LLC
3.125% Notes due 2025	New York Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-187919
(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Oracle Corporation (the “Company”) has filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, a prospectus supplement dated July 2, 2013 (the “Prospectus Supplement”) to a Prospectus dated April 15, 2013 contained in the Company’s effective Registration Statement on Form S-3 (Registration No. 333-187919), which Registration Statement was filed with the Commission on April 15, 2013 (the “Prospectus”), relating to the securities to be registered hereunder. The Company incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1.	Description of Registrant’s Securities to be Registered

The information required by this item is incorporated by reference to the information contained in the sections captioned “Description of the Notes” and “Material U.S. Federal Income Tax Considerations” in the Prospectus Supplement and “Description of Debt Securities” in the Prospectus.

Item 2.	Exhibits

Exhibit No.	Exhibit Description

4.1	Indenture dated as of January 13, 2006 among Oracle Corporation (formerly known as Ozark Holding Inc.), Oracle Systems Corporation (formerly known as Oracle Corporation) and Citibank, N.A. (incorporated herein by reference to Exhibit 10.34 to Oracle Corporation’s Current Report on Form 8-K (File No. 000-14376) filed with the Commission on January 20, 2006).

4.2	First Supplemental Indenture dated as of May 9, 2007 among Oracle Corporation, Citibank, N.A. and The Bank of New York Trust Company, N.A. (incorporated herein by reference to Exhibit 4.3 to Oracle Corporation’s Registration Statement on Form S-3 (File No. 333-142796) filed with the Commission on May 10, 2007).

4.3	Forms of 2.250% Note due 2021 and 3.125% Note due 2025, together with Officers’ Certificate issued July 10, 2013 setting forth the terms of the Notes (incorporated herein by reference to Exhibit 4.11 to Oracle Corporation’s Current Report on Form 8-K (File No. 001-35992) filed with the Commission on July 10, 2013).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ORACLE CORPORATION

By:	/s/ Dorian Daley
	Name:	Dorian Daley
	Title:	Senior Vice President, General Counsel and Secretary

Date: July 17, 2013